         ASSET PURCHASE AGREEMENT, dated as of March 20, 2000, among CLAIMSNET.COM INC., a Delaware corporation with offices at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 (the "Purchaser"); HEALTHEXCHANGE.COM, INC., a Delaware corporation and a wholly-owned subsidiary of the Purchaser with offices at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 ("HEcom"); and VHX COMPANY, a Nevada corporation with offices at Suite 950, 2970 Clairmont Road, Atlanta, Georgia 30329 (the "Seller").

                                  INTRODUCTION

         The Purchaser desires to acquire, through HEcom, substantially all the properties and assets and the portion of the business and goodwill of Seller specified herein in exchange for (i) shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the "Purchaser Series A Preferred Stock"), of the Purchaser, (ii) shares of Series B 8% Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the "Purchaser Series B Preferred Stock" and, together with the Purchaser Series A Preferred Stock, the "Purchaser Preferred Stock"), (iii) shares of common stock, par value $.001 per share, of the Purchaser (the "Purchaser Common Stock"), (iv) cancellation of the Bridge Note (as hereinafter defined), (v) cancellation of the Deposit Note (as hereinafter defined), and (vi) the assumption by HEcom of certain obligations and liabilities of Seller as hereinafter provided, and Seller desires to effect such exchange and thereafter to dissolve and completely liquidate.

         The parties hereto, intending to be legally bound, hereby agree as follows:

I.       DEFINITIONS

         Accrued Benefits. Includes the value of disability, pre-retirement, and death benefits, and all supplements, subsidized, and optional forms of benefits.

         Accrued Liabilities. Includes a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the date of the Closing; Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the date of the Closing in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

         Bridge Note. The 8% Secured Note, dated March 3, 2000, from the Seller to the Purchaser, as amended through the date of the Closing.

         Closing. As defined in Section 4.02 hereof.

         Code. Internal Revenue Code of 1986, as amended, or its predecessor statute.

         Deposit Note. The Secured Note, dated the date hereof, in the principal amount of $1.0 million, from the Seller to the Purchaser, a form of which is attached hereto as Exhibit 5.11.

         Employment Agreements. The employment agreement, dated as of the date of the Closing, between HEcom and Eric Hillerbrand, the employment agreement, dated as of the date of the Closing, between HEcom and Jeff Muscarella, and the employment agreement, dated as of the date of the Closing, between HEcom and Nan
P. Smith, collectively.

         Employee Benefit Plan. As defined in Section 3(3) of ERISA.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account. The escrow established by the Escrow Agreement.

         Escrow Agent. The escrow agent appointed to administer the Escrow Account pursuant to the Escrow Agreement; initially Abrams, Garfinkel & Rosen, New York, New York.

         Escrow Agreement. The Escrow Agreement, dated as of the date of Closing, among Purchaser, HEcom, Seller, and the Escrow Agent, a form of which is attached hereto as Exhibit 5.13D.

         Exchange Act. Securities Exchange Act of 1934, as amended, including the rules and regulations of the SEC thereunder.

         Excluded Assets.  As defined in Section 4.01(a) hereof.

         Excluded Liabilities. Any (a) tax or other obligation or liability arising out of, or based upon, or in connection with any Transaction Agreement or incurred by Seller or any stockholder of Seller by reason of the preparation of any Transaction Agreement (including without limitation any obligation or liability to holders of Seller Common Stock who demand and perfect any rights they may have to demand appraisal of their shares pursuant to the laws of the State of Nevada), (b) obligation or liability under any contract, agreement, instrument, lease, license, understanding or arrangement which is assigned by Seller to HEcom (i) if failure to obtain a required consent to assignment by Seller to HEcom deprives the Purchaser or HEcom of the enjoyment of any of Seller's rights thereunder, (ii) if such contract, agreement, lease, license, understanding, or arrangement is not assigned by Seller to HEcom as a result of
Section 4.01(e) hereof or otherwise, or (iii) if a party is in default thereunder as of the date hereof or as of the date of the closing, (c) obligations other than those set forth in Schedule 4.01(a)(v) hereof, and (d) obligation or liability arising out of, based upon or in connection with any item referred in clauses (a) through (c) of this definition.

         Hazardous Substances. Any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation.

         HEcom. As defined in the introductory paragraph hereof.

         Intangibles. Any patent, patent application, trademark, trademark application, trade name, service mark, license, copyright, franchise, or other intangible property or asset.

         Last Purchaser Balance Sheet. The consolidated balance sheet, and the notes thereto, of Purchaser as of the Last Purchaser Balance Sheet Date.

         Last Purchaser Balance Sheet Date. September 30, 1999.

         Last Purchaser Financial Statements. The consolidated financial statements of the Purchaser at and for the nine months ended September 30, 1999.

         Last Seller Balance Sheet. The consolidated balance sheet, and the notes thereto, of Seller as of the Last Seller Balance Sheet Date.

         Last Seller Balance Sheet Date. November 30, 1999.

         Last Seller Financial Statements. The consolidated financial statements of the Seller at and for the 11 months ended November 30, 1999.

         Participate In. As defined in Section 7.09 hereof.

         Pension Plan. As defined in Section 3(2) of ERISA.

         Performance Milestones. As defined in the Purchaser Series A Preferred Stock Certificate of Designation and the Purchaser Series B Preferred Stock Certificate of Designation, collectively. Purchaser. As defined in the introductory paragraph hereof.

         Purchaser Common Stock. As defined in the introduction hereto.

         Purchaser Indemnities. The Purchaser, the Purchaser Subsidiaries, and their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act.

         Purchaser Preferred Stock. As defined in the introduction hereto.

         Purchaser Series A Preferred Stock Certificate of Designation. The Certificate of Designation, a form of which is attached hereto as Exhibit 3.02A, which sets forth the designation thereof and the powers, preferences, and relative participating, optional, voting or other special rights, and the qualifications, limitations, or restrictions of the Purchaser Series A Preferred Stock.

         Purchaser Series B Preferred Stock Certificate of Designation. The Certificate of Designation, a form of which is attached hereto as Exhibit 3.02B, which sets forth the designation thereof and the powers, preferences, and relative participating, optional, voting or other special rights, and the qualifications, limitations, or restrictions of the Purchaser Series B Preferred Stock.

         Purchaser SEC Documents. The final prospectus contained in the Registration Statement on Form S-1 under the Securities Act (Registration No. 333-72687) as filed with the SEC, as supplemented by all documents filed by the Purchaser with the SEC prior to the date of the Closing pursuant to Section 13, 14(a), or 15(d) under the Exchange Act.

         Purchaser Series A Preferred Stock. As defined in the introduction hereto.

         Purchaser Series B Preferred Stock. As defined in the introduction hereto.

         Purchaser Subsidiaries. As defined in Section 3.01 hereof.

         Purchaser Voting Agreement. As defined in Section 8.10 hereof.

         Release. As defined in 42 U.S.C. Section 9601(22).

         Release Time. As defined in Section 7.01 hereof.

         SEC. United States Securities and Exchange Commission.

         Securities Act. Securities Act of 1933, as amended, including the rules and regulations of the SEC thereunder.

         Seller. As defined in the introductory paragraph hereof.

         Seller Common Stock. Common stock, par value $0.00025 per share, of Seller.

         Seller Subsidiaries. As defined in Section 2.01 hereof.

         Seller Voting Agreement. As defined in Section 7.13 hereof.

         Takeover Proposal. As defined in Section 7.06 hereof.

         Tax Returns. Any return, report, document, statement, or form required to be filed (whether on a consolidated, combined, separate, or unitary basis) with respect to any Taxes (including any schedules required to be attached thereto), including, without limitation, information returns, claims for refund, amended returns, and declarations of estimated Tax.

         Taxes. All taxes, charges, fees, levies, penalties, or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including any interest, penalties, or additions thereto.

         Trailing Average Closing Price. The average of the closing sale prices of the Purchaser Common Stock as quoted on the Nasdaq SmallCap Market on each trading day during the ten trading day period terminating on the date immediately prior to the date of this Agreement.

         Transaction Agreements. Collectively, this Agreement, the Employment Agreements, the Purchaser Voting Agreement, the Seller Voting Agreement, the Deposit Note, and the Escrow Agreement.

II.      REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Purchaser and to HEcom as follows:

         Section 2.01 Organization and Qualification.

         Seller owns, either directly or through one or more wholly-owned subsidiaries, all the outstanding shares of capital stock of the corporations listed in Schedule 2.01 hereto (the "Seller Subsidiaries"). Other than the Seller Subsidiaries and other than as otherwise designated in Schedule 2.01 hereto, neither Seller nor any Seller Subsidiary has a subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Schedule 2.01 also correctly sets forth as to Seller and as to each Seller Subsidiary its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; and as to each Seller Subsidiary its authorized capitalization, its shares of capital stock outstanding, and the record and beneficial owner of those shares. Each of the Seller and each of the Seller Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Each of the Seller and each of the Seller Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary. To date, no business or operations have been conducted by or through any Seller Subsidiary.

         Section 2.02 Capitalization.

         The authorized capital stock of Seller consists of 200,000,000 shares of Seller Common Stock, of which 31,037,714 shares are outstanding, 22,500,000 shares of Class B Cumulative Convertible Preferred Stock, par value $0.40 per share, of which 16,249,999 shares are outstanding, and 50,000,000 shares of an undesignated class of preferred stock, par value $0.40 per share, of which no shares are outstanding. Each of such outstanding shares of Seller Common Stock and each outstanding share of capital stock of each Seller Subsidiary is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned of record and, to the best knowledge of the Seller, beneficially by stockholders identified in Schedule 2.02A, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those created by stockholders of the Seller or with respect to their property, but to which neither the Seller nor the officers or directors thereof is a party, except as set forth in Schedule 2.02B hereto. Except as set forth in Schedule 2.02C hereto, (a) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Seller or of any Seller Subsidiary or any security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Seller or of any Seller Subsidiary, and (b) there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Seller or of any Seller Subsidiary.

         Section 2.03 Financial Condition.

         Seller has delivered to the Purchaser true and correct copies of the following, initialled by the President and a Vice President of Seller: audited consolidated balance sheet of Seller as of December 31, 1998; the audited consolidated statement of income and consolidated statement of retained earnings, and consolidated statement of cash flows of Seller for the year ended December 31, 1998; the unaudited consolidated balance sheet of the Seller at November 30, 1999; and the unaudited consolidated statement of income of the Seller for the 11 months ended November 30, 1999. Each such consolidated balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Seller and the Seller Subsidiaries as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the results of operations of Seller and the Seller Subsidiaries for the period indicated; and each such consolidated statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.03 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Seller and the Seller Subsidiaries. Except as set forth in Schedule 2.03 hereto, since December 31, 1998 and since November 30, 1999:

                  (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the best knowledge of Seller, future prospects of Seller or any Seller Subsidiary; and each of Seller and each of the Seller Subsidiaries has operated consistently in all material respects with the results of operations referred to in Last Seller Financial Statements.

                  (b) Neither Seller nor any Seller Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Seller or any Seller Subsidiary, except for the liquidation contemplated by
         Section 4.04 hereof.

                  (c) The operations and business of Seller and each Seller Subsidiary have been conducted in all material respects only in the ordinary course of business consistent with past practices.

                  (d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Seller or of any Seller Subsidiary which in the reasonable expectation of Seller or any Seller Subsidiary will not be profitable.

                  (e) Neither Seller nor any Seller Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  (f) Neither Seller nor any Seller Subsidiary has paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, the Transaction Agreements, it being understood that stockholders of the Seller shall have paid or will pay all such taxes (including sales and use taxes resulting from the Transaction Agreements or the transactions contemplated thereby and in connection therewith), liabilities, and expenses.

There is no fact known to Seller or any Seller Subsidiary which materially adversely affects or in the future (as far as Seller or any Seller Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller, of any Seller Subsidiary, or of HEcom; provided, however, that Seller and the Seller Subsidiaries express no opinion as to political or economic matters of general applicability. No Seller Subsidiary owns or holds any properties or assets, is liable for any liabilities, or has conducted any business or operations.

         Section 2.04 Tax and Other Liabilities.

         Neither Seller nor any Seller Subsidiary has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes and liabilities to customers or suppliers, other than the following:

                  (a) Liabilities for which full provision has been made on the Last Seller Balance Sheet; and

                  (b) Other liabilities arising since the Last Seller Balance Sheet Date and prior to the Closing (as defined in Section 4.02) in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Seller or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Seller Balance Sheet are sufficient for all accrued and unpaid Taxes of Seller and the Seller Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Seller Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance by Seller of such of the Transaction Agreements as to which it is or shall be party will not cause any Taxes to be payable (other than by Seller or by stockholders of Seller or any Seller Subsidiary) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax (other than on the properties or assets of stockholders of Seller or any Seller Subsidiary). The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income Tax Returns of Seller and the Seller Subsidiaries for all taxable years up to and including the taxable year ended December 31, 1995. Each of Seller and each of the Seller Subsidiaries has filed all federal, state, local, and foreign Tax Returns required to be filed by it or has filed an extension with respect thereto; has delivered to the Purchaser a true and correct copy of each such return which was filed for the years ended December 31, 1997 and 1998, initialled by the chief executive officer of Seller; has paid (or has established on the Last Seller Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Purchaser a true and correct copy, so initialled, of any report as to adjustments received by it from any taxing authority during the past six years and a statement, so initialled, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. Except as disclosed in Schedule 2.04, (i) no agreement extending the time for assessment of any Taxes has been granted that currently is in effect, (ii) no protests are pending with respect to any Taxes, and (iii) there are no liens for Taxes (other than for Taxes that are not yet due and payable).

         Section 2.05 Litigation and Claims.

         Except as set forth in Schedule 2.05 hereof, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, to the best knowledge of Seller threatened, or in prospect (or any basis therefor known to Seller or any Seller Subsidiary) with respect to Seller, any Seller Subsidiary, or any of its respective businesses, properties, or assets, a determination adverse thereto which could have a material adverse effect on the business, prospects, financial condition or results of operations of the Seller and the Seller Subsidiaries (excluding those constituting Excluded Assets) taken as a whole. Neither Seller nor any Seller Subsidiary is affected by any present or threatened strike or other labor disturbance nor to the knowledge of Seller or any Seller Subsidiary is any union attempting to represent any employee of Seller or of any Seller Subsidiary as collective bargaining agent. To the best knowledge of Seller, neither Seller nor any Seller Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except for such violations or defaults which shall not have a material adverse effect on the Seller and the Seller Subsidiaries, taken as a whole; nor, to the best knowledge of Seller, is Seller or any Seller Subsidiary required to take any action in order to avoid such violation or default.

         Section 2.06 Properties.

         Each of Seller and each of the Seller Subsidiaries has good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets, including Intangibles, as are held pursuant to leases or licenses described in Schedule 2.07 or Schedule 2.09 hereto), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except such as are listed in Schedule 2.06 hereto. Neither Seller nor any Seller Subsidiary owns any real property, and no Seller Subsidiary owns, leases, or licenses any other property or asset.

                  (a) To the best of the Seller's knowledge, all accounts and notes receivable reflected on the Last Seller Balance Sheet, or arising since the Last Seller Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred, net of any reserve for bad accounts reflected on the Last Seller Balance Sheet.

                  (b) All inventory of Seller and of each Seller Subsidiary is usable and fit for the particular purpose for which it is intended.

                  (c) Except for properties which individually or in the aggregate are not material, attached as Schedule 2.06(c) is a true and complete list of all real and other properties and assets owned by Seller and the Seller Subsidiaries or leased or licensed by Seller or by any Seller Subsidiary from or to a third party (including inventory, but not including Intangibles), including with respect to such properties and assets owned by Seller or by any Seller Subsidiary a statement of cost, book value, and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by Seller or by any Seller Subsidiary, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by Seller or by any Seller Subsidiary are reflected on the Last Seller Balance Sheet (except for acquisitions and dispositions or sales in the ordinary course of business subsequent to the Last Seller Balance Sheet Date and prior to the Closing which are either noted in Schedule 2.06(c) or are approved in writing by the Purchaser). All real and other tangible properties and assets owned, leased, or licensed by Seller by any Seller Subsidiary are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Seller and of such Seller Subsidiary taken as a whole excepted).

                  (d) No real property leased or licensed by Seller or by any Seller Subsidiary lies in an area which is, or to the knowledge of Seller or any Seller Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective leasing, licensing, or use of such real property in the business in which Seller or such Seller Subsidiary is now engaged or the business in which it contemplates engaging.

                  (e) The real and other properties and assets (including Intangibles) owned by Seller and each Seller Subsidiary or leased or licensed by Seller or such Seller Subsidiary from a third party constitute all such properties and assets which are necessary to the business of Seller or such Seller Subsidiary as presently conducted or as it contemplates conducting.

                           (f) Neither Seller nor any Seller Subsidiary has caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Seller or any Seller Subsidiary.

         Section 2.07 Contracts and Other Instruments.

         Schedule 2.07 sets forth all contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Seller and each Seller Subsidiary that are material to the Seller and the Seller Subsidiaries taken as a whole, identifying whether the matter disclosed therein relates to Seller or to a Seller Subsidiary named therein. Seller has furnished to the Purchaser (a) the certificate of incorporation (or other charter document) and by-laws of Seller and each Seller Subsidiary and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following: (i) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 2.07; (ii) true and correct copies of all leases and licenses referred to in Schedule 2.06 or Schedule 2.08; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 2.07. Except as described in Schedule 2.07, neither Seller, any Seller Subsidiary, nor, to the knowledge of Seller or any Seller Subsidiary, any other party to any such contract, agreement, instrument, lease, or license is now or, in the reasonable judgment of Seller, expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and, assuming the due authorization, execution, and delivery thereof by the other parties thereto, each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; except as set forth in Schedule 2.07, neither Seller, any Seller Subsidiary, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance by the Seller and the Seller Subsidiaries of the Transaction Agreements to which it is or shall be a party will not prejudice any such arrangement or understanding in any way. Each of Seller and each of the Seller Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all leases and licenses under which it is operating. Neither Seller nor any Seller Subsidiary is party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the knowledge of Seller or any Seller Subsidiary, may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller, any Seller Subsidiary, or HEcom. Neither Seller nor any Seller Subsidiary has engaged in within the last five years, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder, any director, officer, or employee of Seller or of any Seller Subsidiary (except for employment agreements listed in Schedule 2.07 and employment and compensation arrangements described in Schedule 2.08(a), in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those described in Schedule 2.07. The stock ledgers and stock transfer books and the minute book records of Seller and the Seller Subsidiaries relating to all issuances and transfers of stock by Seller and the Seller Subsidiaries and all proceedings of the stockholders and the Board of Directors and committees thereof of Seller and the Seller Subsidiaries since their respective incorporations made available to the Purchaser's counsel are the original stock ledgers and stock transfer books and minute book records of Seller and the Seller Subsidiaries or exact copies thereof. Neither Seller nor any Seller Subsidiary is in violation or breach of, or in default with respect to, any term of its certificate of incorporation or other charter document or by-laws. Neither Seller nor any Seller Subsidiary is a member of a customer or user organization or of a trade association other than as specified in Schedule 2.07.

         Section 2.08 Employees.

                  (a) Neither Seller nor any Seller Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 2.08(a). Seller has furnished to the Purchaser: (i) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in
Schedule 2.08(a) (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (ii) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; and (iii) the two most recent actuarial valuations with respect to each Pension Plan subject to Title IV of ERISA.

                  (b) If any Employee Benefit Plan of Seller or of any Seller Subsidiary were to be terminated on the day prior to the date of the Closing,
(i) no liability under Title IV of ERISA would be incurred by Seller, any Seller Subsidiary, or HEcom and (ii) all Accrued Benefits to such day prior to the date of the Closing (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. All Accrued Liabilities (for contributions or otherwise) of Seller or any Seller Subsidiary as of the date of the Closing to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the Closing and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Seller Balance Sheet Date has been disproportionately large compared to prior payments.

                  (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Seller or of any Seller Subsidiary. No Employee Benefit Plan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 2.08(c). Each Employee Benefit Plan which is a group health plan within the meaning of Section 4980 B(g)(ii) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980 B(f) of the Code. Other than the health care continuation requirements of Section 4980 B(f) of the Code, neither Seller nor any Seller Subsidiary has any obligation to provide post-retirement medical benefits or life insurance coverage to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Seller or any Seller Subsidiary) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree nor is Seller, any Seller Subsidiary, any Employee Benefit Plan of Seller or any Seller Subsidiary, or any related trust required to take any action in order to avoid violation or default. No event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

                  (d) Each Pension Plan maintained for the employees of Seller or of any Seller Subsidiary has been qualified, from its inception, under
Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each such Pension Plan has been operated in accordance with its terms. No investigation or review by the Internal Revenue Service is currently pending or, to the knowledge of Seller or any Seller Subsidiary, is contemplated in which the Internal Revenue Service has asserted or may assert that any such Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. No assessment of any federal taxes has been made or, to the knowledge of Seller or any Seller Subsidiary, is contemplated against Seller, any Seller Subsidiary, or any related trust of any such Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans of Seller and the Seller Subsidiaries. No event has occurred or, to the knowledge of Seller or any Seller Subsidiary, is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Seller and the Seller Subsidiaries.

                  (e) Neither Seller nor any Seller Subsidiary currently contributes to or since September 16, 1980 has effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of
Section 3(37) of ERISA.

                  (f) Schedule 2.08(f) contains a true and correct statement of the names, relationship with Seller or any Seller Subsidiary, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1999 of (i) each director, officer, or other employee of Seller or of any Seller Subsidiary whose aggregate compensation for the fiscal year ended December 31, 1999 exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum and
(ii) all sales agents, dealers, or distributors of Seller or of any Subsidiary. Except as set forth in Schedule 2.08(f), since December 31, 1999, neither Seller nor any Seller Subsidiary has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

         Section 2.09 Patents, Trademarks, Et Cetera.

         Neither Seller nor any Seller Subsidiary owns or has pending, or is licensed under, any Intangibles, other than as described in Schedule 2.09 hereto, all of which are in good standing and uncontested. Schedule 2.09 accurately sets forth with respect to Intangibles owned by Seller or by any Seller Subsidiary, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Seller or by any Seller Subsidiary from or to a third party, a description of such license. Neither any director, officer, or employee of Seller or of any Seller Subsidiary, any stockholder of Seller of any Seller Subsidiary, any relative or affiliate of any such stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Seller or of any Seller Subsidiary. Schedule 2.09 sets forth all trademarks used by Seller to identify its products and indicates whether such trademark is protected by registration in the name of Seller on either the principal or supplemental register in the United States Patent and Trademark Office. There is no right under any Intangible necessary to the business of Seller or of any Seller Subsidiary as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 2.09. To the best knowledge of Seller and each Seller Subsidiary, neither Seller nor any Subsidiary has infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of Seller or any Seller Subsidiary, there is no infringement by others of Intangibles of Seller or of any Subsidiary. As far as Seller or any Seller Subsidiary can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller or of any Seller Subsidiary.

         Section 2.10 Questionable Payments.

         Neither Seller, any Seller Subsidiary, any director, officer, agent, employee, or other person associated with or acting on behalf of Seller or any Seller Subsidiary, nor any stockholder of Seller or any Seller Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Seller or any Seller Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         Section 2.11 Authority to Sell.

         Seller has all requisite power and authority to execute, deliver, and perform each of the Transaction Agreements to which it is or shall be party. All necessary corporate proceedings of Seller or any Seller Subsidiary have been duly taken to authorize the execution, delivery, and performance by Seller of each of the Transaction Agreements to which Seller is or shall be party, except for required corporate action by the stockholders of Seller or any Seller Subsidiary. This Agreement has been duly authorized, executed, and delivered by Seller, constitutes the legal, valid, and binding obligations of Seller, and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally, is enforceable as to Seller in accordance with its terms. Each of the Transaction Agreements to which Seller is or shall be party other than this Agreement has been duly authorized, and at Closing will be duly executed and delivered by Seller, will constitute the legal, valid, and binding obligation of Seller, and will be enforceable as to Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally. Except as set forth in Sections 5.09 and 5.10, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Seller or any Seller Subsidiary for the execution, delivery, or performance by Seller of any Transaction Agreement to which it is party. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Seller or any Seller Subsidiary is a party, or to which it or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement to which Seller is or shall be a party (except such consents referred to in Schedule 2.11); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in Schedule 2.11 are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Seller or any Seller Subsidiary that it was not paying or obligated to pay immediately before this Agreement or any other Transaction Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or (if the conditions in Sections 5.09 and 5.10 are satisfied) violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Seller or any Seller Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Seller or any Seller Subsidiary or to which it or any of its respective businesses, properties, or assets are subject. Upon the Closing, HEcom will have good title to all properties (other than real properties) and assets used in the business of Seller or owned by Seller (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 2.07 or Schedule 2.09 and except for the Excluded Assets), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 2.06).

         Section 2.12 Non-Distributive Intent.

         Except in connection with the liquidation of the Seller as contemplated by Section 4.04 hereof, Seller is acquiring the shares of Purchaser Preferred Stock and the shares of Purchaser Common Stock to be issued hereunder for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Seller will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of its position, Seller has access to the kind of financial and other information about the Purchaser as would be contained in a registration statement filed under the Securities Act. Seller understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         Section 2.13 Completeness of Disclosure.

         No representation or warranty by Seller in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to Seller as follows:

         Section 3.01 Organization.

         The Purchaser owns, either directly or through one or more wholly-owned subsidiaries, all the outstanding shares of capital stock of the corporations listed in Schedule 3.01 hereto (the "Purchaser Subsidiaries"). Other than the Purchaser Subsidiaries, neither Purchaser nor any Purchaser Subsidiary has a subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Schedule 3.01 also correctly sets forth as to the Purchaser and as to each Purchaser Subsidiary its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; and as to each Purchaser Subsidiary its authorized capitalization, its shares of capital stock outstanding, and the record and beneficial owner of those shares. Each of the Purchaser and each of the Purchaser Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Each of the Purchaser and each of the Purchaser Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

         Section 3.02 Validity of Shares; Terms of Purchaser Preferred Stock.

         The shares of Purchaser Preferred Stock and Purchaser Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized and issued, fully paid, and nonassessable. The designation of the Purchaser Series A Preferred Stock and the Purchaser Series B Preferred Stock to be issued at the Closing, and the respective powers, preferences, and relative participating, optional, or other special rights, and the respective qualifications, limitations, or restrictions thereof, are set forth in the Purchaser Series A Preferred Stock Certificate of Designation and the Purchaser Series B Preferred Stock Certificate of Designation, respectively, the forms of which are attached hereto as Exhibit 3.02A and Exhibit 3.02B respectively.

         Section 3.03 Authority to Buy.

         Each of the Purchaser and HEcom has all requisite power and authority to execute, deliver, and perform each of the Transaction Agreements to which it is or shall be party. All necessary corporate proceedings of the Purchaser and HEcom have been duly taken by the Purchaser and HEcom to authorize the execution, delivery, and performance of the Transaction Agreements to which the Purchaser and HEcom, respectively, are or shall be party. This Agreement has been duly authorized, executed, and delivered by the Purchaser and HEcom, is the legal, valid, and binding obligation of the Purchaser and HE.com, and is enforceable as to them in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting creditors' rights generally. Each of the Transaction Agreements other than this Agreement has been duly authorized by such of the Purchaser and HEcom as are to be party thereto, and, at the Closing, will be duly executed and delivered by such of the Purchaser and HEcom as are party to be thereto, and shall be the legal, valid, and binding obligation of the Purchaser, HEcom, or the Purchaser and HEcom, as applicable, and shall be enforceable as to them in accordance with its respective terms. Except as set forth in Sections 6.09 and 6.10, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Purchaser or any Purchaser Subsidiary for the execution, delivery, or performance by Purchaser or HEcom of any Transaction Agreement to which it is or shall be party. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Purchaser or any Purchaser Subsidiary is a party, or to which it or any of its respective business, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement to which Purchaser or HEcom is or shall be a party (except such consents referred to in Schedule 3.03); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in Schedule 3.03 are obtained prior to the Closing) violate, result in breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Purchaser or any Purchaser Subsidiary that it was not paying or obligated to pay immediately before this Agreement or any other Transaction Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or (if the conditions in Sections 6.09 and 6.10 are satisfied) violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Purchaser or any Purchaser Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Purchaser or any Purchaser Subsidiary or to which it or any of its respective businesses, properties, or assets are subject.

         Section 3.04 Capitalization.

         The authorized capital stock of Purchaser consists of (i) 40,000,000 shares of Purchaser Common Stock, of which 6,625,000 shares are outstanding, and
(ii) 4,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding. Each of the outstanding shares of Purchaser Common Stock and each outstanding share of capital stock of each Purchaser Subsidiary is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those created by stockholders of Purchaser or with respect to their property but to which neither the Purchaser, nor the officers or directors thereto is a party. Except as set forth in the Purchaser SEC Documents, (a) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Purchaser or of any Purchaser Subsidiary or any security or other instrument convertible into, or exchangeable or exercisable for capital stock of Purchaser or of any Purchaser Subsidiary, and (b) there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Purchaser or of any Purchaser Subsidiary.

         Section 3.05 Financial Condition.

         Purchaser has delivered to the Seller true and correct copies of the following: audited consolidated balance sheets of Purchaser as of December 31, 1996, 1997, and 1998; the audited consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of Purchaser for the period ended December 31, 1996 and for the years ended December 31, 1997 and 1998; unaudited consolidated balance sheets of Purchaser as of March 31, 1998 and 1999, June 30, 1998 and 1999, and September 30, 1998 and 1999; the unaudited consolidated statement of income, consolidated statement of retained earnings, and consolidated statement of cash flows of Purchaser for the periods ended March 31, 1998 and 1999, June 30, 1998 and 1999, and September 30, 1998 and 1999. Each such consolidated balance sheet presents fairly the consolidated financial condition, assets, liabilities, and stockholders' equity of Purchaser and the Purchaser Subsidiaries as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the consolidated results of operations of Purchaser and the Purchaser Subsidiaries for the period indicated; and each such consolidated statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 3.05 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Purchaser and the Purchaser Subsidiaries. Since December 31, 1998 and September 30, 1999, except as set forth in the Purchaser SEC Documents:

                  (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the best knowledge of Purchaser and HEcom, future prospects of Purchaser or any Purchaser Subsidiary; and each of Purchaser and each of the Purchaser Subsidiaries has operated consistently in all material respects with the results of operations referred to in Last Purchaser Financial Statements.

                  (b) Neither Purchaser nor any Purchaser Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Purchaser or any Purchaser Subsidiary.

                  (c) The operations and business of Purchaser and each Purchaser Subsidiary have been conducted in all material respects only in the ordinary course of business consistent with past practice.

                  (d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Purchaser or of any Purchaser Subsidiary which in the reasonable expectation of Purchaser will not be profitable.

                  (e) Neither Purchaser nor any Purchaser Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  (f) Neither Purchaser nor any Purchaser Subsidiary has paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, the Transaction Agreements.

There is no fact known to Purchaser or any Purchaser Subsidiary which materially adversely affects or in the future (as far as Purchaser or any Purchaser Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or of any Purchaser Subsidiary, including HEcom; provided, however, that Purchaser and HEcom express no opinion as to political or economic matters of general applicability.

         Section 3.06 Tax and Other Liabilities.

         Neither Purchaser nor any Purchaser Subsidiary has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes and liabilities to customers or suppliers, other than the following:

                  (a) Liabilities for which full provision has been made on the Last Purchaser Balance Sheet; and

                  (b) Other liabilities arising since the Last Purchaser Balance Sheet Date and prior to the Closing (as defined in Section 4.02) in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Purchaser or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Purchaser Balance Sheet are sufficient for all accrued and unpaid Taxes of Purchaser and the Purchaser Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Purchaser Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance by Purchaser and HEcom of such of the Transaction Agreements to which it is party will not cause any Taxes to be payable (other than by Seller or stockholders of Seller or any Seller Subsidiary) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax (other than on the properties or assets of stockholders of Seller or any Seller Subsidiary). The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of Purchaser and the Purchaser Subsidiaries for all taxable years up to and including the taxable year ended December 31, 1995. Each of Purchaser and each of the Purchaser Subsidiaries has filed all federal, state, local, and foreign Tax Returns required to be filed by it or has filed an extension with respect thereto; has delivered to the Seller a true and correct copy of each such return which was filed since inception, initialled by the chief executive officer of Purchaser; has paid (or has established on the Last Purchaser Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Seller a true and correct copy, so initialled, of any report as to adjustments received by it from any taxing authority during the past six years and a statement, so initialled, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. No agreement extending the time for assessment of any Taxes has been granted that currently is in effect, no protests are pending with respect to any Taxes, and there are no liens for Taxes (other than for Taxes that are not yet due and payable).

         Section 3.07 Litigation and Claims.

         Except as set forth in Schedule 3.07 hereto, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Purchaser or any Purchaser Subsidiary) with respect to Purchaser, any Purchaser Subsidiary, or any of its respective businesses, properties, or assets, a determination in which adverse to Purchaser or any Purchaser Subsidiary could have a material adverse effect on the business, prospects, financial condition, or results of operations thereof. Neither Purchaser nor any Purchaser Subsidiary is affected by any present or threatened strike or other labor disturbance nor to the knowledge of Purchaser or any Purchaser Subsidiary is any union attempting to represent any employee of Purchaser or of any Purchaser Subsidiary as collective bargaining agent. To the knowledge of Purchaser and HEcom, neither Purchaser nor any Purchaser Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Purchaser or any Purchaser Subsidiary required to take any action in order to avoid such violation or default.

         Section 3.08 Properties.

         Each of Purchaser and each of the Purchaser Subsidiaries has good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 3.09 or Schedule 3.11 hereto), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except such as are listed in Schedule 3.08 hereto. Neither Purchaser nor any Purchaser Subsidiaries owns any real property.

                  (a) All accounts and notes receivable reflected on the Last Purchaser Balance Sheet, or arising since the Last Purchaser Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred, net of any reserve for bad accounts reflected on the Last Purchaser Balance Sheet.

                  (b) All real and other properties and assets (including Intangibles) owned by Purchaser or by any Purchaser Subsidiary are reflected on the Last Purchaser Balance Sheet (except for acquisitions and dispositions or sales on the ordinary course of business subsequent to the Last Purchaser Balance Sheet Date and prior to the Closing). All real and other tangible properties and assets owned, leased, or licensed by Purchaser or by any Purchaser Subsidiary are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Purchaser or the Seller Purchaser taken as a whole).

                  (c) No real property leased or licensed by Purchaser or by any Purchaser Subsidiary lies in an area which is, or to the knowledge of Purchaser or any Purchaser Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its leasing, licensing, or use of any real or personal property exists or will exist which would prevent the continued effective leasing, licensing, or use of such real property in the business in which Purchaser or such Purchaser Subsidiary is now engaged or the business in which it contemplates engaging.

                  (d) The real and other properties and assets (including Intangibles) owned by Purchaser and each Purchaser Subsidiary or leased or licensed by Purchaser or such Purchaser Subsidiary from a third party constitute all such properties and assets which are necessary to the business of Purchaser or such Purchaser Subsidiary as presently conducted or as it contemplates conducting.

                  (e) Neither Purchaser nor any Purchaser Subsidiary has caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance, except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Seller or any Subsidiary.

         Section 3.09 Contracts and Other Instruments.

         Schedule 3.09 accurately and completely sets forth all material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Purchaser and the Purchaser Subsidiaries taken as a whole, identifying whether the matter disclosed therein relates to Purchaser or to a Purchaser Subsidiary named therein. Purchaser has furnished to the Purchaser (a) the certificate of incorporation (or other charter document) and by-laws of Purchaser and each Purchaser Subsidiary and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following: (i) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 3.09; (ii) true and correct copies of all leases and licenses referred to in Schedule 3.08 or Schedule 3.11; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 3.08. Neither Purchaser, any Purchaser Subsidiary, nor to the knowledge of Purchaser or HEcom any other party to any such contract, agreement, instrument, lease, or license is now or, in the reasonable judgment of Seller, expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Purchaser, any Purchaser Subsidiary, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance by Purchaser or HEcom of the Transaction Agreements to which it is party will not prejudice any such arrangement or understanding in any way. Each of Purchaser and each of the Purchaser Subsidiaries enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither Purchaser nor any Purchaser Subsidiary is party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the knowledge of Purchaser or any Purchaser Subsidiary, may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or any Purchaser Subsidiary. Except as disclosed in the Purchaser SEC Documents, neither Purchaser nor any Purchaser Subsidiary has engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder, any director, officer, or employee of Purchaser or of any Purchaser Subsidiary (except for employment agreements listed in Schedule 3.10(a) and employment and compensation arrangements described in the Purchaser SEC Documents, in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the Purchaser SEC Documents. The stock ledgers and stock transfer books and the minute book records of Purchaser and the Purchaser Subsidiaries relating to all issuances and transfers of stock by Purchaser and the Purchaser Subsidiaries and all proceedings of the stockholders and the Board of Directors and committees thereof of Purchaser and the Purchaser Subsidiaries since their respective incorporations made available to the Seller's counsel are the original stock ledgers and stock transfer books and minute book records of Purchaser and the Purchaser Subsidiaries or exact copies thereof. Neither Purchaser nor any Purchaser Subsidiary is in violation or breach of, or in default with respect to, any term of its certificate of incorporation or other charter document or by-laws. Neither Purchaser nor any Purchaser Subsidiary is a member of a customer or user organization or of a trade association other than as specified in Schedule 3.09 hereof.

         Section 3.10  Employees.

                  (a) Neither Purchaser nor any Purchaser Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 3.10(a). Purchaser has furnished to the Seller: (i) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in
Schedule 3.10(a) (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (ii) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; and (iii) the two most recent actuarial valuations with respect to each Pension Plan subject to Title IV of ERISA.

                  (b) If any Employee Benefit Plan of Purchaser or of any Purchaser Subsidiary were to be terminated on the day prior to the date of the Closing, (i) no liability under Title IV of ERISA would be incurred by Purchaser or Purchaser Subsidiary and (ii) all Accrued Benefits to such day prior to the date of the Closing (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. All Accrued Liabilities (for contributions or otherwise) of Purchaser or any Purchaser Subsidiary as of the date of the Closing to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the Closing and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Purchaser Balance Sheet Date has been disproportionately large compared to prior payments.

                  (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Purchaser or of any Purchaser Subsidiary. No Employee Benefit Plan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 3.10(c). Each Employee Benefit Plan which is a group health plan within the meaning of Section 4980 B(g)(ii) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980 B(f) of the Code. Other than the health care continuation requirements of Section 4980 B(f) of the Code, neither Purchaser nor any Purchaser Subsidiary has any obligation to provide post-retirement medical benefits or life insurance coverage to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Purchaser or any Purchaser Subsidiary) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree nor is Purchaser, any Purchaser Subsidiary, any Employee Benefit Plan of Purchaser or any Purchaser Subsidiary, or any related trust required to take any action in order to avoid violation or default. No event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

                  (d) Each Pension Plan maintained for the employees of Purchaser or of any Purchaser Subsidiary has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each such Pension Plan has been operated in accordance with its terms. No investigation or review by the Internal Revenue Service is currently pending or, to the knowledge of Purchaser or any Purchaser Subsidiary, is contemplated in which the Internal Revenue Service has asserted or may assert that any such Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under
Section 501 of the Code. No assessment of any federal taxes has been made or, to the knowledge of Purchaser or any Purchaser Subsidiary, is contemplated against Purchaser, any Purchaser Subsidiary, or any related trust of any such Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans of Purchaser and the Purchaser Subsidiaries. No event has occurred or, to the knowledge of Purchaser or any Purchaser Subsidiary, is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Purchaser and the Purchaser Subsidiaries.

                  (e) Neither Purchaser nor any Purchaser Subsidiary currently contributes to or since September 16, 1980 has effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of
Section 3(37) of ERISA.

                  (f) Schedule 3.10(f) contains a true and correct statement of the names, relationship with Purchaser or any Purchaser Subsidiary, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1999 of (i) each director, officer, or other employee of Purchaser or of any Purchaser Subsidiary whose aggregate compensation for the fiscal year ended December 31, 1999 exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum and (ii) all sales agents, dealers, or distributors of Purchaser or of any Purchaser. Since December 31, 1999, neither Purchaser nor any Purchaser Subsidiary has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

         Section 3.11 Patents, Trademarks, Et Cetera.

         Neither Purchaser nor any Purchaser Subsidiary owns or has pending, or is licensed under, any Intangibles, other than as described in Schedule 3.11, all of which are in good standing and uncontested. Schedule 3.11 accurately sets forth with respect to Intangibles licensed by Purchaser or by any Purchaser Subsidiary from or to a third party, a description of such license. Neither any director, officer, or employee of Purchaser or of any Purchaser Subsidiary, any stockholder of Seller of any Seller Subsidiary, any relative or affiliate of any such stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Purchaser or of any Purchaser Subsidiary. Set forth in Schedule 3.11 is a complete list of all trademarks used by Purchaser or its affiliates to identify its products, and a designation as to whether such trademark is protected by registration in the name of Purchaser or its affiliates on the principal or supplemental register in the United States Patent and Trademark Office. There is no right under any Intangible necessary to the business of Purchaser or of any Purchaser Subsidiary as presently conducted or as it contemplates conducting, except such as are so designated in Schedule
3.11. To the best knowledge of Purchaser, neither Purchaser nor any Purchaser Subsidiary has infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of Purchaser or any Purchaser Subsidiary, there is no infringement by others of Intangibles of Purchaser or of any Purchaser Subsidiary. As far as Purchaser or any Purchaser Subsidiary can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or of any Purchaser Subsidiary.

         Section 3.12 Questionable Payments.

         Neither Purchaser, any Purchaser Subsidiary, any director, officer, agent, employee, or other person associated with or acting on behalf of Purchaser or any Purchaser Subsidiary, nor any stockholder of Purchaser or any Purchaser Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Purchaser or any Purchaser Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         Section 3.13 Completeness of Disclosure.

         No representation or warranty by Purchaser or HEcom in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         Section 3.14 Continuation of Business.

         Neither Purchaser, HEcom, nor any other Purchaser Subsidiary has any plan or intention to sell or otherwise to dispose of any of the assets acquired from Seller pursuant to Section 4.01, except for sales or dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. Following the closing, Purchaser and HEcom currently intend to continue the historic business of Seller or use a significant portion of the assets acquired from Seller pursuant to Section 4.01 in a business.

IV.      THE EXCHANGE

         Section 4.01 Terms of the Exchange.

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                  (a) Seller shall sell, assign, transfer, and convey as a going concern to HEcom at the Closing all properties and assets of Seller at the date of the Closing of every kind and nature whatsoever (other than the assets listed in Schedule 4.01(a) hereto (the "Excluded Assets")), including the names, trademarks (including the name "HealthExchange, Inc." and "HealthExchange.com"), as well as the universal resource locator www.healthexchange.com, contractual rights, books and records (other than minute books, stock ledgers and stock transfer books), business, and goodwill of Seller; and, in consideration therefor, HEcom shall:

                         (i) Deliver at the Closing to the Escrow Agent for
                    deposit into the Escrow Account a stock certificate registered in the name of the Seller for 1,200,000 shares of Purchaser Common Stock:

                         (ii) At the Closing cancel the Deposit Note;

                         (iii) At the Closing cancel the Bridge Note;

                         (iv) Deliver at the Closing to the Escrow Agent for
                    deposit into the Escrow Account (A) a stock certificate registered in the name of the Seller for a number of shares of Purchaser Series A Preferred Stock with an aggregate Stated Value (as defined in the Purchaser Series A Preferred Stock Certificate of Designation) equal to $15.35 million less (1) the product of 600,000 and the Trailing Average Closing Price, (2) the product of (a) the principal amount of, and accrued and unpaid interest on, the Bridge Note and
                    (b) 0.5, and (3) the product of (a) the principal amount of, and accrued and unpaid interest on, the Deposit Note and
                    (II) 0.5, and (B) a stock certificate registered in the name of the Seller for a number of shares of Purchaser Series B Preferred Stock with an aggregate Stated Value (as defined in the Purchaser Series B Preferred Stock Certificate of Designation) equal to $15.35 million less (A) the product of 600,000 and the Trailing Average Closing Price (2) the product of (a) the principal amount of, and accrued and unpaid interest on, the Bridge Note and (b) 0.5, and (3) the product of (a) the principal amount of, and accrued and unpaid interest on, the Deposit Note and (II) 0.5.

                         (v) Assume at the Closing only such obligations and
                    liabilities of Seller (not to exceed $500,000) as are in conformity with the representations and warranties of Seller and are set forth in Schedule 4.01(a)(v) hereof (any obligations and liabilities of Seller not in conformity with the representations and warranties of Seller or not set forth in Schedule 4.01(a)(v) hereof, the "Excluded Liabilities").

                  (b) Except as set forth in Schedule 4.01(a)(v), neither the Purchaser nor HEcom shall assume or be responsible for any obligation or liability of Seller of any nature, accrued or contingent.

                  (c) The consideration paid by HEcom shall be allocated among Seller's assets as set forth in Schedule 4.01(c) hereof.

                  (d) With respect to any properties or assets sold hereunder that cannot be physically delivered to HEcom because they are in the possession of third parties, or otherwise, Seller shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to the Purchaser, that all right, title, and interest therein have been vested in HEcom and that the same are to be held for HEcom's exclusive use and benefit.

                  (e) To the extent that the assignment by Seller to HEcom of any contract, agreement, instrument, lease, license, understanding, or arrangement to be assigned to Hecom hereunder shall require the consent of a party other than Seller which has not been obtained by the Closing and if the Purchaser and HEcom shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in a writing delivered to Seller, specifically identifying such absent consent, to waive such consent. Nothing in this Section 4.01(e) regarding such non-assignment or such election shall limit any rights the Purchaser or HEcom may have against Seller as a result of the failure to obtain such consent.

         Section 4.02 The Closing.

         The closing of the transactions contemplated by Section 4.01 shall take place at the offices of Brock Silverstein LLC, counsel to the Purchaser and HEcom, 800 Third Avenue, 21st Floor, New York, New York 10022, at 10:00 a.m., local time, on the fifth business day after the date the conditions in Articles V and VI have been satisfied. The closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and Seller agree in writing. The closing of the transactions contemplated by Section 4.01, is referred to as the "Closing." If the Closing shall not take place by April 17, 2000, then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.

         Section 4.03 Transactions at the Closing.

         The following transactions shall take place at the Closing:

                  (a) Seller shall deliver to HEcom all such bills of sale, assignments, evidences of consent, certificates representing all the outstanding shares of capital stock of the Seller Subsidiaries (other than those constituting Excluded Assets) and certificates representing all other securities (other than those constituting Excluded Assets) (in each case duly endorsed in blank or accompanied by stock or other powers duly endorsed in blank, with signatures guaranteed by medallion signature guarantee, and with all stock transfer and any other required documentary stamps affixed thereto), and other instruments or documents as in the opinion of counsel to the Purchaser and HEcom may be reasonably necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good title to all other properties and assets to be sold to HEcom by Seller hereunder as well as the other transaction contemplated by, and in connection with, the Transaction Agreements, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 2.06). Seller shall also deliver to HEcom all books and records of Seller (except minute books, stock ledgers and stock transfer books, which Seller hereby covenants and agrees shall always be available for inspection by the Purchaser and HEcom); provided, however, that Seller and its officers, employees, counsel, and agents shall be afforded free and full access to its tax and accounting records relating to periods prior to the Closing and shall be permitted to make extracts from and copies of such records.

                  (b) Subject to Section 4.06 hereof, HEcom shall deliver (i) to the Escrow Agent for deposit into the Escrow Account until the date of the liquidation of the Seller pursuant to Section 4.04 a certificate registered in the name of the Seller for such number of shares of Purchaser Common Stock as shall be determined pursuant to section 4.01(a)(i) hereof, (ii) to the Escrow Agent for deposit into the Escrow Account until the date of the liquidation of the Seller pursuant to
         Section 4.04 a certificate registered in the name of the Seller for such number of shares of Purchaser Preferred Stock as shall be determined pursuant to Section 4.01(a)(iv) hereof, (iii) to the Seller a cancellation of the Bridge Note, and (iv) to the Seller a cancellation of the Deposit Note.

                  (c) HEcom shall deliver to Seller an instrument of assumption of the obligations and liabilities of Seller which HEcom has agreed to assume pursuant to Section 4.01(a)(v), substantially in the form of
         Exhibit 4.03(c). In addition, HEcom shall deliver a specific instrument of assumption of any contractual obligation of Seller which HEcom has agreed to assume pursuant to Section 4.01(a)(v) if a party thereto (other than Seller) shall condition the assignment thereof to HEcom on receipt of such specific instrument.

         Section 4.04 Liquidation of Seller.

         Subject to the effectiveness under the Securities Act of the Registration Statement referenced in Section 8.09 hereof, within 180 days after the Closing and at Seller's expense (or as soon thereafter as such Registration Statement shall become effective under the Securities Act), Seller shall take all steps necessary for the prompt distribution in liquidation of the shares of Purchaser Common Stock received at the Closing, the shares of Purchaser Preferred Stock received at the Closing, the Excluded Assets, and the rights of Seller under this Agreement. Purchaser shall cooperate with and use its best efforts to assist Seller in effecting such distribution, which assistance shall include directing its transfer agent and registrar to participate in such distribution and paying the costs and expenses of such transfer agent and registrar. As soon as practicable thereafter, Seller shall, subject to Section 8.09(a) hereof, at its own expense, take all steps necessary to effect the dissolution of Seller and any then existing Seller Subsidiaries.

         Section 4.05 Indemnity Against Liabilities.

         Seller agrees to indemnify and hold harmless the Purchaser Indemnitees against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes of this Section 4.05, Section 4.06, and Section 9.01, but not be limited to reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with

                  (a) (i) any breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement or any other Transaction Agreement, (ii) any obligation or liability of Seller or any Seller Subsidiary of any nature, accrued or contingent, not assumed by the Purchaser or HEcom in accordance with Section 4.01(a)(v) and not reimbursed to HEcom and Purchaser pursuant to the Escrow Agreement and

                  (b) if the Closing takes place, any act, alleged act, omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of, are based upon, or are in connection with any of the transactions contemplated by any Transaction Agreement).

The foregoing agreement to indemnify shall be in addition to any liability Seller may otherwise have, including liabilities arising under this Agreement.

         Section 4.06 Adjustments to Consideration Delivered by Purchaser and HEcom.

                  (a) Subject to paragraphs (b) and (c) of this Section 4.06 and without limiting such other rights as the Purchaser Indemnitees may have, if, prior to the time all shares of Purchaser Common Stock delivered pursuant to
Section 4.01(a)(i), or all shares of Purchaser Preferred Stock delivered pursuant to Section 4.01(a)(iv), are distributed by Seller pursuant to Section
4.04 hereof, the Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement, the Purchaser in its discretion can by written notice to Seller deduct from the number of shares of Purchaser Common Stock otherwise deliverable by HEcom at such time a number of such shares the value of which (equal to the product of the number of such shares of Purchaser Common Stock and the Trailing Average Closing Price) is equal to the aggregate of (a) the amount necessary to cure or make whole such breach and (b) the amount of losses, liabilities, claims, damages, and expenses whatsoever (as defined in Section 4.05) incurred or demonstrably in prospect of being incurred by any Indemnitee arising out of, based upon, or in connection with such breach. Shares of Purchaser Common Stock shall be valued for purposes of this Section 4.06 at the Trailing Average Closing Price.

                  (b) Notwithstanding Section 4.06(a), if, prior to the date 30 calendar days following the date of the Closing, the obligations of the Seller or any Seller Subsidiary to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy such obligations and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations to John Deere Health, Inc. and its affiliates and (II) 2.3, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

                  (c) Notwithstanding Sections 4.06(a) and 4.06(b), if, prior to the date of the liquidation of the Seller pursuant to Section 4.04 hereof, the obligations of the Seller or any Seller Subsidiary other than to John Deere Health, Inc. and its affiliates shall not have been either paid in full by the Seller and the Seller Subsidiaries or converted into, or exchanged for shares of Seller Common Stock or other equity securities of Seller, (1) within ten days thereafter the Purchaser and HEcom shall assume and satisfy such obligations up to a total of $700,000 and (2) the Purchaser and Seller shall irrevocably instruct the Escrow Agent to release from the Escrow Account and deliver to the Purchaser and HEcom with five days thereafter the number of shares of Purchaser Common Stock equal to the quotient of (A) the product of (I) the total amount paid by Purchaser and HEcom to satisfy such obligations and (II) 1.5, and (B) the Trailing Average Closing Price. Such shares of Purchaser Common Stock delivered to Purchaser and HEcom shall be deemed to be excluded and deducted from the consideration paid to Seller pursuant to this Agreement and shall become authorized, but unissued, shares of Purchase Common Stock.

         Section 4.07 Tax Treatment.

         The parties intend that the transactions contemplated by this Agreement (and, in particular, Sections 4.01 and 4.04 hereof) will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations promulgated under the Code. Each party will use its best efforts to cause the transactions contemplated by this Agreement (and, in particular, Sections 4.01 and 4.04 hereof) to qualify as a reorganization under the provisions of Section 368(a) of the Code.

V.       CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND HECOM

         The obligations of the Purchaser and HEcom under this Agreement are subject, at the option of the Purchaser and HEcom, to the following conditions:

         Section 5.01 Accuracy of Representations and Compliance with
Conditions.

         All representations and warranties of Seller contained in each of the Transaction Agreements to which it is a party shall be accurate in all material respects when made and, in addition, shall be accurate in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by Seller and regardless of knowledge or lack thereof on the part of Seller or changes beyond its control; as of the Closing, Seller shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied in all material respects with by it at or before such time by each of the Transaction Agreements to which it is a party; and the Purchaser shall have received certificates executed by the chief executive officer and the chief financial officer of Seller, dated the date of the Closing, to that effect, substantially in the form of Exhibits 5.01A and 5.01B, respectively.

         Section 5.02 Opinion of Counsel.

Seller shall have delivered to the Purchaser and HEcom on the date of the Closing the opinion of Winthrop & Weinstine, P.A. counsel to Seller, dated as of such dates, in form and substance satisfactory to counsel for the Purchaser.

         Section 5.03 Due Diligence Review.

         Prior to the date of the Closing, Purchaser and Hecom shall conduct a due diligence review of the Seller, including a review of the Schedules and the documents referenced therein of Seller delivered prior to the date hereof and prior to the date of the Closing, and shall be reasonably satisfied with the result of such review.

         Section 5.04 Other Closing Documents.

         Seller shall have delivered to the Purchaser and HEcom at or prior to the Closing such other documents (including the Transaction Agreements (other than this Agreement) to which it is or shall be a party and certificates of officers of Seller or of any Seller Subsidiary) as the Purchaser may reasonably request in order to enable the Purchaser and HEcom to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 5.05 Review of Proceedings.

         All actions, proceedings, instruments, and documents required to carry out each of the Transaction Agreements and each of the documents contemplated thereby or in connection therewith and all other related legal matters shall be subject to the reasonable approval of Brock Silverstein LLC, counsel to the Purchaser, and Seller shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         Section 5.06 Legal Action.

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Agreements, or any document contemplated thereby or in connection therewith, or to obtain substantial damages with respect thereto.

         Section 5.07 No Governmental Action.

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by, or in connection with, any of the Transaction Agreements by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Purchaser, (a) makes any of the transactions contemplated by any Transaction Agreement illegal, (b) results in a delay in the ability of the Purchaser or HEcom to consummate any of the transactions contemplated by any of the Transaction Agreements, (c) requires the divestiture by the Purchaser or HEcom of a material portion of the business of either the Purchaser and the Purchaser Subsidiaries taken as a whole, or of Seller and the Seller Subsidiaries taken as a whole, (d) imposes material limitations on the ability of the Purchaser or HEcom effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by any of the Transaction Agreements or impairs the contemplated benefits to the Purchaser or to HEcom of any of the transactions contemplated by this Agreement.

         Section 5.08 Approval of Seller's Stockholders.

         The consummation of the transactions contemplated by, and in connection with, any of the Transaction Agreements, including the liquidation contemplated by Section 4.04, shall have been approved at or before the Closing by the affirmative vote of the holders of a majority of Seller Common Stock.

         Section 5.09 Governmental Approval.

         The parties to this Agreement shall have obtained at or prior to the Closing all required consents and unconditional written approvals of all governmental agencies having the legal or administrative right or obligation to consent to, or approve, any Transaction Agreement and to the execution, delivery, and performance thereof.

         Section 5.10 Blue-Sky Law Compliance.

         The Purchaser shall have received at or prior to the Closing a permit from all appropriate blue-sky or securities law administrator(s) with regard to the issuance of Purchaser Common Stock and Purchaser Preferred Stock as contemplated by this Agreement.

         Section 5.11 Deposit Note.

         Upon the execution hereof, Seller shall execute and deliver to Purchaser the Deposit Note, a form of which is attached hereto as Exhibit 5.11, against delivery of $1.0 million by Purchaser.

         Section 5.12 Contractual Consents Needed.

         The parties to any Transaction Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by, or in connection with, the Transaction Agreements from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any Seller Subsidiary or any Purchaser Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 5.13 Other Agreements.

         The Employment Agreements, substantially in the form attached hereto as Exhibits 5.13A, 5.13B, and 5.13C hereto, the Seller Voting Agreement, and the Escrow Agreement, substantially in the form of Exhibit 5.13D hereto, shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, at the Closing shall be in full force, valid, and binding upon the parties thereto, and shall, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, be enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material term thereof.

         Section 5.14 Corporate Name.

         Seller shall not amend its name to any name containing either the word "Health" or "Exchange" or words similar to or susceptible of confusion with the word "Health" or "Exchange" or any combination or abbreviation thereof.

         Section 5.15 Personnel.

         The individuals set forth in Schedule 2.08(f) whose aggregate compensation for the fiscal year ended December 31, 1999, exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum shall at the Closing be actively engaged in the performance of their existing duties for Seller and the Seller Subsidiaries and shall not have evidenced any intention not to engage in comparable employment with HEcom after the Closing.

         Section 5.16 Repayment of Loans.

         Principal on premium (if any), and interest on the loans identified in
Schedule 5.16 as being owed by Seller or any Seller Subsidiary shall have been repaid at or prior to the Closing in full or the Purchaser, in its sole discretion, shall have consented in writing to alternate arrangements for the repayment thereof.

         Section 5.17 Releases.

         The Purchaser and HEcom shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was an officer or a director of Seller or any Seller Subsidiary, dated the date of the Closing, substantially in the form of Exhibit 5.17.

         Section 5.18 Officers' and Directors' Noncompetition Agreement.

                  The Purchaser shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was an officer or a director of Seller or any Seller Subsidiary (other than those persons party to the Employment Agreement) an agreement not to compete, substantially in the form of Exhibit 5.18.

         Section 5.19 Officers' and Directors' Confidentiality Agreement.

         The Purchaser shall have received at or prior to the Closing from each person who is, who before the Closing becomes, or who at any time between that date which is one year prior to the date this Agreement is executed and the date this Agreement is executed was, an officer or a director of Seller or any Seller Subsidiary (other than those persons party to the Employment Agreement) an agreement to keep confidential certain data, substantially in the form of
Exhibit 5.19.

VI.      CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject, at the option of Seller, to the following conditions:

         Section 6.01 Accuracy of Representations and Compliance with
Conditions.

         All representations and warranties of Purchaser and HEcom contained in this Agreement shall be accurate in all material respects when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser or HEcom and regardless of knowledge or lack thereof on the part of Purchaser or HEcom or changes beyond their control; as of the Closing, each of Purchaser and HEcom shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; and the Seller shall have received certificates executed by the chief executive officer and the chief financial officer of each of Purchaser and HEcom, dated the date of the Closing, to that effect, substantially in the form of Exhibits 6.01 A and 6.01B, respectively.

         Section 6.02 Opinion of Counsel.

         Purchaser and HEcom shall have delivered to the Seller on the date of the Closing the opinion of Brock Silverstein LLC, counsel to the Purchaser and HEcom, dated as of such dates, in form and substance satisfactory to counsel for the Seller.

         Section 6.03 Schedules.

         Prior to the Closing, Seller shall deliver to Purchaser and HEcom the Schedules and other documents required to be delivered thereby pursuant to the terms of the Transaction Agreements.

         Section 6.04 Other Closing Documents.

         Purchaser and HEcom shall have delivered to the Seller at or prior to the Closing such other documents (including certificates of officers of Purchaser or of any Purchaser Subsidiary) as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 6.05 Review of Proceedings.

         All actions, proceedings, instruments, and documents required to carry out each of the Transaction Agreements and each of the documents contemplated thereby or in connection therewith and all other related legal matters shall be subject to the reasonable approval of Winthrop & Weinstine, P.A., counsel to the Seller, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         Section 6.06 Legal Action.

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Agreements, or any document contemplated thereby or in connection therewith, or to obtain substantial damages with respect thereto.

         Section 6.07 No Governmental Action.

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by, or in connection with, any of the Transaction Agreements by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Seller, (a) makes any of the transactions contemplated by any Transaction Agreement illegal, (b) results in a delay in the ability of the Seller to consummate any of the transactions contemplated by any of the Transaction Agreements, (c) requires the divestiture by the Purchaser or HEcom of a material portion of the business of either the Purchaser and the Purchaser Subsidiaries taken as a whole, or of Seller and the Seller Subsidiaries taken as a whole, (d) imposes material limitations on the ability of the Purchaser or HEcom effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by any of the Transaction Agreements or impairs the contemplated benefits to Seller of any of the transactions contemplated by this Agreement.

         Section 6.08 Approval of Seller's Stockholders.

         The consummation of the transactions contemplated by, and in connection with, any of the Transaction Agreements, including the liquidation contemplated by Section 4.04, shall have been approved at or before the Closing by the affirmative vote of the holders of a majority of Seller Common Stock.

         Section 6.09 Governmental Approval.

         The parties to this Agreement shall have obtained at or prior to the Closing the consent and unconditional written approval of all governmental agencies having the legal or administrative right or obligation to consent to, or approve, any Transaction Agreement and the execution, delivery, and performance of any Transaction Agreement.

         Section 6.10 Blue-Sky Law Compliance.

         The Purchaser shall have received at or prior to the Closing a permit from all appropriate blue-sky or securities law administrator(s) with regard to the issuance of Purchaser Common Stock and Purchaser Preferred Stock as contemplated by this Agreement.

         Section 6.11 Contractual Consents Needed.

         The parties to any Transaction Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by, or in connection with, the Transaction Agreements from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any Seller Subsidiary or any Purchaser Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 6.12 Other Agreements.

         The Employment Agreements, the Purchaser Voting Agreement, and the Escrow Agreement shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, at the Closing shall be in full force, valid, and binding upon the parties thereto, and shall, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, be enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material term thereof.

         Section 6.13 Due Diligence Review.

         Prior to the date of the Closing, Seller shall conduct a due diligence review of the Purchaser and HEcom, including a review of the Schedules and the documents referenced therein of Purchaser and HEcom delivered prior to the date hereof and prior to the date of the Closing, and shall be reasonably satisfied with the result of such review.

 VII.    COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agree as follows:

         Section 7.01 Access.

         Until the earlier of the Closing and the rightful abandonment or termination of this Agreement pursuant to the terms of this Agreement (the "Release Time"), Seller will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser and HEcom and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Seller and the Seller Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser and HEcom with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Seller and the Seller Subsidiaries as the Purchaser from time to time may request.

         Section 7.02 Conduct of Business.

         Until the Release Time, Seller will conduct its affairs and the affairs of the Seller Subsidiaries so that at the Closing no representation or warranty of Seller will be inaccurate in any material respects, no covenant or agreement of Seller will be breached in any material respects, and no condition in any Transaction Agreement will remain unfulfilled in any material respects by reason of the actions or omissions of Seller or any Subsidiary. Except as otherwise requested by the Purchaser in writing, until the Release Time, Seller and the Seller Subsidiaries will, use their best efforts to preserve the business operations of Seller and the Seller Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Seller and the Seller Subsidiaries, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. Until the Release Time, Seller and the Seller Subsidiaries will conduct their business and operations in all respects only in the ordinary course.

         Section 7.03 Advice of Changes.

         Until the Release Time, Seller will immediately advise the Purchaser in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement or any other Transaction Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under any Transaction Agreement not to be fully satisfied.

         Section 7.04 Confidentiality.

         Seller shall insure that all confidential information which Seller, any Seller Subsidiary, any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, or any stockholder of the Seller or any Seller Subsidiary, any of their respective counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Purchaser, or any Purchaser Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Seller and the Seller Subsidiaries, in each case without the prior written consent of the Purchaser; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller, of any Seller Subsidiary, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Seller, any Seller Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of any Transaction Agreement, or (d) to the extent such information shall have otherwise become publicly available. Seller shall, and shall cause all other such persons and entities to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 7.05 Public Statements.

         Before Seller shall release any information concerning any Transaction Agreement or any document contemplated thereby or in connection therewith, or the transactions contemplated by, which is intended for or may result in public dissemination thereof, it shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comments, and shall not release any such information without the written consent of the Purchaser. Nothing contained herein shall prevent Seller from releasing any information to any governmental authority if required to do so by law.

         Section 7.06 Other Proposals.

         Until the earlier of March 31, 2000 and Release Time, Seller shall not, and shall neither authorize nor permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Seller or of any Seller Subsidiary, directly or indirectly, to: (a) initiate contact with any person or entity (other than Purchaser or any Purchaser Subsidiary) in an effort to solicit any Takeover Proposal (as such term is defined in this Section 7.06);
(b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Seller or any Seller Subsidiary to, any person or entity (other than Purchaser or any Purchaser Subsidiary) in connection with any Takeover Proposal; (c) negotiate with any person or entity (other than Purchaser or any Purchaser Subsidiary) with respect to any Takeover Proposal; or (d) enter into any agreement or understanding (other than the Transaction Agreements) with the intent to effect a Takeover Proposal. Seller will immediately give written notice to the Purchaser of the details of any Takeover Proposal of which any of them becomes aware. As used in this Section 7.06, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, (e) for a merger, consolidation, reorganization, other business combination, or recapitalization involving Seller or any Seller Subsidiary, for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of Seller or any Seller Subsidiary, for the acquisition of the right to cast 5% or more of the votes on any matter with respect to Seller or any Seller Subsidiary, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses, or (f) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser or HEcom of any of the transactions contemplated by the Transaction Agreements.

         Section 7.07 Bulk Sales.

         The Purchaser hereby waives compliance by Seller with the provisions of any applicable bulk sales laws and bulk sales tax laws.

         Section 7.08 Consents Without Any Condition.

         Seller shall not make any agreement or reach any understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by the Transaction Agreements.

         Section 7.09 Noncompetition.

         If the Closing takes place, Seller agrees, in consideration of the obligations of the Purchaser and HEcom hereunder: (a) for a period of five years after the date of the Closing, Seller will not (i) compete with or be engaged in the same business as, or Participate In (as hereinafter defined in this Section 7.09) any other business or organization which at any time during the five year period after the date of the Closing competes with or is engaged in the same business as, that entity which operates the business acquired under this Agreement or any Seller Subsidiary, with respect to any product or service sold or activity engaged in up to the time of the Closing in any geographical area in which at the time of the Closing such product or service is sold or activity engaged in or (ii) Participate In any other business or organization which at any time during the five-year period after the date of the Closing uses a name containing either the word "Health" or "Exchange" or words similar to or susceptible of confusion with the word or any combination or abbreviation thereof; (b) Seller will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from that entity which operates the business acquired under this Agreement, any Seller Subsidiary, the Purchaser, or HEcom, any of their respective suppliers, customers, or employees; and (c) Seller will not directly or indirectly employ any person who, at any time up to the date of the Closing, was an employee of Seller, any Seller Subsidiary, the Purchaser, or any Purchaser Subsidiary, within a period of five years after such person leaves the employ of such corporation. As used in this
Section 7.09, "Participate In" shall mean "directly or indirectly, for its or his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of its name in." Seller agrees that the provisions of this Section 7.09 are necessary and reasonable to protect that entity which operates the business acquired under this Agreement, the Seller Subsidiaries, the Purchaser, and HEcom in the conduct of their businesses. If any restriction contained in this Section 7.09 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         Section 7.11 Future Name.

         Seller will not use or adopt, or cause or give permission to any person or entity to use or adopt, a name containing either the word "Health" or "Exchange" or words similar to or susceptible of confusion with the word or "Health" or "Exchange" or any combination or abbreviation thereof.

         Section 7.12 File Tax Return.

         If the Closing takes place, Seller agrees to file, within the time allowed by law, all federal, state, local, and foreign Tax Returns with the appropriate jurisdictions, for the period January 1, 2000 through the date of the Closing, to include therein all information required to be contained therein relating to Seller and the Seller Subsidiaries for such period, and to pay all Taxes with respect to Seller and the Seller Subsidiaries for such period in a manner consistent with the allocation of the consideration paid by HEcom made pursuant to Section 4.01(c).

         Section 7.13 Voting by Stockholders.

         Prior to Closing, Seller shall deliver to Purchaser and HEcom the agreement (the "Seller Voting Agreement") of the holders of a majority of the outstanding Seller Common Stock to the effect that, until the Release Time, they will vote all securities of Seller which they are entitled to vote against (a) any merger, consolidation, reorganization, other business combination, or recapitalization involving Seller or any Seller Subsidiary, (b) any sale of assets of Seller or any Seller Subsidiary, except as contemplated by this Agreement, (c) any stock split, stock dividend, or reverse stock split relating to any class or series of Seller's stock, (d) any issuance of any shares of capital stock of Seller or any Seller Subsidiary, any option, warrant, or other right calling for the issuance of any such share of capital stock, or any security convertible into or exchangeable for any such share of capital stock,
(e) any authorization of any other class or series of stock of Seller or any Seller Subsidiary, (f) the amendment of the certificate of incorporation (or other charter document) or the by-laws of Seller or any Seller Subsidiary, or
(g) any proposition the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser or HEcom of the transactions contemplated by this Agreement, and in favor of (h) the transactions contemplated by, and in connection with, the Transaction Agreements.

         Section 7.14 Break-Up Fee.

         In the event that prior to the Release Time Seller shall terminate this Agreement for any reason, including failure to use best efforts to perform its obligations hereunder and satisfy the conditions required to be satisfied by it prior to Closing pursuant hereto, but excluding the breach hereof by Purchaser or HEcom, Seller shall be obligated to immediately pay to Purchaser by electronic wire transfer or official bank or certified check next day New York clearing house funds, an amount equal to the sum of $5.0 million plus all accountable expenses of Purchaser incurred in connection with the transactions contemplated by the Transaction Agreements.

         Section 7.15 Restrictions on Resale.

         Notwithstanding anything herein to the contrary, the Seller agrees that, commencing on the Closing Date, the shares of Purchaser Common Stock or Purchaser Preferred Stock issued and delivered pursuant to Section 4.01 hereof shall be subject to the restrictions on resale set forth in this Section 7.15. In connection with the liquidation of Seller pursuant to Section 4.04 hereof, Seller shall distribute such securities to the stockholders of Seller upon the effectiveness under the Securities Act of, pursuant to, and in accordance with, the Registration Statement described in Section 8.09 hereof. Following such distribution, (a) the number shares of Purchaser Common Stock and Purchaser Preferred Stock held by the persons identified in Schedule 7.15(a) hereof and set forth opposite their respective names therein shall be subject to no additional restrictions on resale, which is anticipated to principally consist of holders of Seller Common Stock received in satisfaction of indebtedness except John Deere Health, Inc; (b) the number shares of Purchaser Common Stock and Purchaser Preferred Stock held by the persons identified in Schedule 7.15(b) hereof and set forth opposite their respective names therein shall not be offered, sold, subject to any contract to sell, subject to any option for the sale of, or otherwise disposed of, for the period commencing on the date of such liquidating distribution and terminating at the close of business on the date one calendar month thereafter, which is anticipated to principally consist of de minim's holders of Seller Common Stock; (c) the number shares of Purchaser Common Stock and Purchaser Preferred Stock held by the persons identified in
Schedule 7.15(c) hereof and set forth opposite their respective names therein shall not be offered, sold, subject to any contract to sell, subject to any option for the sale of, or otherwise disposed of, for the period commencing on the date of such liquidating distribution and terminating at the close of business on the date six calendar months thereafter, which is anticipated to consist of holders of Seller Common Stock other than those named in clause
(a),(b), and (d) hereto; and (d) the remaining shares of Purchaser Common Stock and Purchaser Preferred Stock shall not be offered, sold, subject to any contract to sell, subject to any option for the sale of, or otherwise disposed of, for the period commencing on the date of such liquidating distribution and terminating at the close of business on the date one year thereafter, which is anticipated to consist principally of officers, directors, and other affiliates of the Seller. Further, until the close of business on the date one year following each liquidating distribution, the Purchaser, if so requested by any underwriter, placement agent, investment banker, or similar professions assisting Purchaser in connection with any transaction thereby, shall have the right to require such persons to cease all sales of such securities owned thereby (as well as the shares of Purchaser Common Stock, if any, issued upon conversion of the Purchaser Preferred Stock) for a period of 135 days in the event that the Purchaser shall be engaged in any transaction, that, in the discretion of such underwriter, placement agent, investment banker, or similar professional, could be materially adversely affected by sales of such securities by such persons. In order to enable Purchaser to enforce the aforesaid restrictions on transfer, Purchaser shall be entitled to impose stop-transfer instructions with respect to the securities of the shares of Purchaser Common Stock and Purchaser Preferred Stock owned beneficially or of record by Seller or the stockholders thereof until the end of the relevant period described in this
Section 7.15 and may require that restrictive legends with respect to such restrictions on transfer be affixed to the stock certificates representing such securities.

         Section 7.16 Repayment of Loans; Release of Liens.

         At or prior to Closing, (a) Seller shall repay the principal of, premium (if any), and interest on the loans identified in Schedule 5.17 as being owed by Seller or any Seller Subsidiary and (b) the secured party of any liens on any assets (other than Excluded Assets) of the Seller or any Seller Subsidiary shall have released such liens or executed and delivered to Purchaser documentation reasonably satisfactory to purchaser and HEcom irrevocably terminating such liens.

         Section 7.17 Other Agreements

         At or prior to the Closing, Seller shall execute and deliver to Purchaser and HEcom each of the Transaction Agreements (other than this Agreement) to which it is or shall be party.

VIII.    COVENANTS AND AGREEMENTS OF THE PURCHASER AND HECOM

         The Purchaser and HEcom covenant and agree as follows:

         Section 8.01 Capital Stock Changes.

                  If, prior to the time for issuance of any shares of Purchaser Common Stock or shares of Purchaser Preferred Stock pursuant to Section 4.01, the Purchaser Common Stock shall be recapitalized or reclassified or the Purchaser shall effect any stock dividend, stock split, or reverse stock split of the Purchaser Common Stock or the Purchaser shall merge, consolidate, reorganize, or enter into another business combination with any other corporation or shall sell or exchange all or substantially all of its assets, then the shares of Purchaser Common Stock to be delivered thereafter under
Section 4.01 shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of Purchaser Common Stock would have been entitled to receive had such stock been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event. The provisions of this Section 8.01 shall apply to successive mergers, consolidations, reorganizations, and combinations.

         Section 8.02 Access.

         Until the Release Time, Purchaser and HEcom will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Seller and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Purchaser and the Purchaser Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Seller with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Purchaser and the Purchaser Subsidiaries as the Seller from time to time may request. Until the Release Time, Purchaser will cause the independent certified public accountants of Purchaser to make available to the Seller and its independent certified public accountants the work papers relating to the audits of Purchaser and the Purchaser Subsidiaries referred to in Section 3.06.

         Section 8.03 Advice of Changes.

         Until the Release Time, Purchaser and HEcom will immediately advise the Seller in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in any Transaction Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under any Transaction Agreement not to be fully satisfied.

         Section 8.04 Confidentiality.

         Purchaser shall insure that all confidential information which Purchaser, any Purchaser Subsidiary, any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, or any stockholder or of the Purchaser or any Purchaser Subsidiary, any of their respective counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Seller or any Seller Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Seller and the Seller Subsidiaries, in each case without the prior written consent of the Seller; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser, of any Purchaser Subsidiary, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Purchaser, any Purchaser Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of any Transaction Agreement, or (d) to the extent such information shall have otherwise become publicly available. Purchaser shall, and shall cause all other such persons and entities to, deliver to the Seller all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 8.05 Public Statements.

         Before Purchaser or HEcom shall release any information concerning any Transaction Agreement or any document contemplated thereby or in connection therewith, or the transactions contemplated by, which is intended for or may result in public dissemination thereof, it shall cooperate with the Seller, shall furnish drafts of all documents or proposed oral statements to the Seller for comments, and shall not release any such information without the written consent of the Seller. Nothing contained herein shall prevent Purchaser from releasing any information to any governmental authority if required to do so by law.

         Section 8.06 Consents Without Any Condition.

         Purchaser shall not make any agreement or reach any understanding not approved in writing by the Seller as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

         Section 8.07 Additional Agreements.

         At or prior to the Closing, Purchaser and HEcom will execute and deliver such of the Employment Agreements and the Escrow Agreement to which it shall be party and shall deliver the Purchaser Voting Agreement.

         Section 8.08 Stock Options; Warrants.

         As of the date of the Closing, Purchaser shall grant to the individuals identified in Schedule 8.08 hereof non-qualified or incentive stock options or warrants, in its sole discretion, exercisable for the number of shares of Purchaser Common Stock and upon the terms and conditions set forth in Schedule
8.08 hereof.

         Section 8.09 Registration Statement.

         The Purchaser shall prepare and file with the SEC within 120 days following the date of the Closing, and shall use reasonable best efforts to cause to become effective, a Registration Statement under the Securities Act relating to the distribution of the shares of Purchaser Common Stock referenced in Section 4.01(a)(i) and the shares of Purchaser Preferred Stock referenced in
Section 4.01(a)(iv) (and the shares of Purchaser Common Stock, if any, issuable upon the conversion thereof) from the Seller to the stockholders thereof in connection with the liquidation and distribution of the Seller and any Seller Subsidiaries included in the Excluded Assets pursuant to Section 4.04 hereof.

         Section 8.10 Vote of Stockholders of Purchaser.

         Prior to Closing, Purchaser shall deliver to Seller the agreement (the "Purchaser Voting Agreement") of the executive officers and directors of Purchaser that they will vote all shares of Purchaser Common Stock in favor of the transactions contemplated by, and in connection with the Transaction Agreements. Purchaser agrees that the issues referred to in the Purchaser Voting Agreement will be presented for the consideration of the stockholders of Purchaser at the next meeting of stockholders of Purchaser and that the Board of Directors of Purchaser recommends that the stockholders vote in favor of the issues described in the Purchaser Voting Agreement.

         Section 8.11 Performance Milestones.

         Purchaser and Seller agree to develop an operating plan and Purchaser agrees to use commercially reasonable efforts to ensure that the Performance Milestones are satisfied.

         Section 8.12 Conduct of Business.

         Until the Release Time, Purchaser will conduct its affairs and the affairs of the Purchaser Subsidiaries so that at the Closing no representation or warranty of Purchaser will be inaccurate in any material respect, no covenant or agreement of Purchaser will be breached in any material respect, and no condition in any Transaction Agreement will remain unfulfilled in any material respect by reason of the actions or omissions of Purchaser or any Purchaser Subsidiary. Except as otherwise requested by the Seller in writing, until the Release Time, Purchaser and the Purchaser Subsidiaries will use their best efforts to preserve the business operations of Purchaser and the Purchaser Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Purchaser and the Purchaser Subsidiaries, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. Until the Release Time, Purchaser and the Purchaser Subsidiaries will conduct their business and operations in all respects only in the ordinary course.

         Section 8.13 Schedules.

         Prior to the Closing, Purchaser and HEcom shall deliver to Seller the Schedules and other documents required to be delivered thereby pursuant to the terms of the Transaction Agreements.

IX.      MISCELLANEOUS

         Section 9.01 Brokerage Fees.

                  If any person (other than Ryan, Beck & Co.) shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated any Transaction Agreement, Seller shall (subject to the next sentence) indemnify and hold harmless the Purchaser Indemnitees against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred arising out of, based upon, or in connection with such claim by such person, and Seller shall at its sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if Seller fails to defend such suit, action, proceeding, or investigation in a timely manner, the Purchaser or any Purchaser Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of Seller. If, however, it is ultimately determined in any such suit, action, or proceeding (in which the Purchaser and all Purchaser Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that the Purchaser or any Purchaser Indemnitee made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for the Purchaser or any Purchaser Indemnitee made a defendant therein or a party thereto, then Seller shall not be responsible under this Section 9.01 and amounts theretofore paid by them by reason of this Section 9.01 shall be reimbursed by the Purchaser or the Indemnitee, as the case may be, who was the sole employer. All fees, commissions, or other compensation on account of employment as a broker or finder, or performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated any Transaction Agreement by Ryan, Beck & Co. shall be the liability and obligation of Purchaser.

         Section 9.02 Further Actions.

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of any Transaction Agreement.

         Section 9.03 Availability of Equitable Remedies.

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 9.04 Survival.

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the consideration described in Section 4.01 hereof by the Purchaser or HEcom, irrespective of any investigation made by or on behalf of any party. The statements contained in the Transaction Agreements other than this Agreement or in any document executed by Seller or any Seller Subsidiary relating hereto or thereto or delivered to the Purchaser or HEcom in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Seller or any Seller Subsidiary, pursuant hereto or thereto or delivered to the Purchaser or HEcom in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Seller hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

         Section 9.05 Modification.

         This Agreement and the Schedules and Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.

         Section 9.06 Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.06) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9.06. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.06 shall be deemed given at the time of receipt thereof. A copy of any notice to Purchaser or HEcom shall simultaneously be delivered in accordance with this Section 9.06 to Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, New York 10022. A copy of any notice to Seller shall simultaneously be delivered in accordance with this Section 9.06 to Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

         Section 9.07 Waiver.

         Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         Section 9.09 Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of Seller, the Purchaser, and HEcom and their respective successors and shall inure to the benefit of each Purchaser Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         Section 9.10 No Third Party Beneficiaries.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 9.10).

         Section 9.11 Separability.

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 9.12 Headings.

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 9.14 Counterparts; Governing Law.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                           CLAIMSNET.COM, INC.

                                           By: ________________________________
                                               Name: Bo W. Lycke
                                               Title: Chairman of the Board of
                                               Directors, President and Chief
                                               Executive Officer

                                           HEALTHEXCHANGE.COM, INC.

                                           By: ________________________________
                                               Name: Bo W. Lycke
                                               Title: Chairman of the Board of
                                               Directors, President and Chief
                                               Executive Officer

                                           VHX COMPANY

                                           By: ________________________________
                                               Name:
                                               Title: